UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 7, 2005
CELL GENESYS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19986 (Commission File Number)	94-3061375 (I.R.S. Employer Identification Number)
500 Forbes Boulevard
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)
(650) 266-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 7, 2005, the Board of Directors of Cell Genesys, Inc. (the “Company”) approved an automatic increase of 100,000 shares to the aggregate number of shares of common stock reserved for issuance under the Company’s 2002 Employee Stock Purchase Plan (the “Plan”) as of January 1, 2006. The increase was made pursuant to the “evergreen” provision contained in Section 13(a)(i) of the Plan and represented approximately 0.2% of the total number of shares of common stock issued and outstanding as of December 7, 2005.
Item 8.01 Other Events
     On December 12, 2005, Cell Genesys issued a press release announcing results from the phase two trial of the GVAX vaccine for leukemia in chronic myelogenous luekemia. A copy of the press release is attached hereto as Exhibit 99.1
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Exhibit
99.1	Press release dated December 12, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL GENESYS, INC.
Date: December 12, 2005	By:	/s/ Sharon Tetlow
		Name:	Sharon Tetlow
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press release dated December 12, 2005.